Exhibit 10.1
Execution Version

GUARANTY AGREEMENT
dated as of
August 29, 2007
Between
NISOURCE INC.,
as the Guarantor
and
JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent

i

TABLE OF CONTENTS
(continued)

ii

GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT, dated as of August 29, 2007 to be effective as of the Effective Date (this “Agreement”) is between:
     (a) NiSource Inc., a Delaware corporation (the “Guarantor”); and
     (b) JPMorgan Chase Bank, N.A, a national banking association, as the administrative agent for the Lenders party to the below-mentioned Credit Agreement (in such capacity, together with any other Person that becomes Administrative Agent pursuant to Section 8.08 thereof, the “Administrative Agent”).
PRELIMINARY STATEMENTS
     Reference is made to the Credit Agreement dated as of the date hereof (the “Credit Agreement”), among Millennium Pipeline Company, L.L.C., a Delaware limited liability company (“Millennium”), the lenders party thereto (together with each other person who becomes a lender thereunder, collectively, the “Lenders”), the Administrative Agent and the other agents named therein. It is a condition precedent to the effectiveness of the Credit Agreement that the Guarantor shall have executed and delivered this Agreement.
     Now therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION
     Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Accelerated Amount” has the meaning specified in each of Sections 2.01(e) and 2.01(f).
     “Administrative Agent” has the meaning specified in the introduction to this Agreement.
     “Affiliate” of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, siblings, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person that owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.

     “Agreement” has the meaning specified in the introduction to this Agreement (subject, however, to Section 1.03(v)).
     “Approved Guarantor” has the meaning specified in the Credit Agreement.
     “Bankruptcy Code” has the meaning specified in Section 2.01(a).
     “Benefit Arrangement” has the meaning specified in the Credit Agreement.
     “Board of Directors” has the meaning specified in the Credit Agreement.
     “Business Day” has the meaning specified in the Credit Agreement.
     “Capital Lease Obligations” has the meaning specified in the Credit Agreement.
     “Capital Stock” has the meaning specified in the Credit Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Commitment” has the meaning specified in the Credit Agreement.
     “Communications” has the meaning specified in Section 7.01.
     “Credit Agreement” has the meaning specified in the Preliminary Statements.
     “Default” means any event or condition which upon notice, lapse of time or both, would, unless cured or waived, become an Event of Default.
     “Default Rate” means the applicable interest rate specified in Section 2.11(c) of the Credit Agreement.
     “Defaulted Payment” has the meaning specified in Section 2.01(d).
     “dollars” or “$” refers to lawful money of the United States.
     “DTE” means DTE Energy Company, a corporation organized under the laws of the State of Michigan.
     “Effective Date” has the meaning specified in the Credit Agreement.
     “Environmental Laws” has the meaning specified in the Credit Agreement.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Guarantor or any Subsidiary of the Guarantor directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “ERISA” has the meaning specified in the Credit Agreement.
     “ERISA Group” means the Guarantor, any Subsidiary of the Guarantor and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor or any Subsidiary of the Guarantor, are treated as a single employer under Section 414 of the Code.
     “Event of Default” has the meaning specified in Article VI.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Execution Date” means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Guarantor and the Administrative Agent, and the latter shall be in possession of counterparts hereof which taken together, bear the signatures of both.
     “GAAP” has the meaning specified in the Credit Agreement.
     “Governmental Authority” has the meaning specified in the Credit Agreement.
     “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
     “Guaranteed Obligations” has the meaning specified in Section 2.01(a).
     “Guarantor” has the meaning specified in the introduction to this Agreement.
     “Guarantor’s Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of 7 July 2006, among NiSource Finance Corp., NiSource and, among others, the lenders and agents party thereto, as the same has been and may be amended or restated from time to time and any similar agreement that replaces or refinances such Guarantor’s Credit Agreement.

     “Guarantor’s Share” has the applicable meaning specified in Section 2.05(a) or Section 2.05(b), as the case may be.
     “Hazardous Materials” has the meaning specified in the Credit Agreement.
     “Hedging Agreement” has the meaning specified in the Credit Agreement.
     “Indebtedness” has the meaning specified in the Credit Agreement.
     “Initial Guarantor” means each of the Guarantor and each Other Initial Guarantor.
     “Issuing Banks” has the meaning specified in the Credit Agreement.
     “Keyspan” means Keyspan Corporation, a corporation organized under the laws of the State of New York.
     “LC Disbursement” has the meaning specified in the Credit Agreement.
     “Lenders” has the meaning specified in the Preliminary Statements.
     “Letter of Credit” has the meaning specified in the Credit Agreement.
     “Lien” has the meaning specified in the Credit Agreement.
     “Loan Documents” has the meaning specified in the Credit Agreement and includes this Agreement and each Other Guaranty Agreement.
     “Loans” has the meaning specified in the Credit Agreement.
     “Material Adverse Effect” means, relative to any occurrence of whatever nature, a material adverse effect on (a) the business, assets, liabilities or financial condition of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Guarantor to perform its obligations hereunder or under any other Loan Document or (c) the rights of the Administrative Agent, any Issuing Bank or any Lender against the Guarantor under any material provision of this Agreement or any other Loan Document.
     “Millennium” has the meaning specified in the Preliminary Statements.
     “Multiemployer Plan” has the meaning specified in the Credit Agreement.
     “NiSource” means NiSource Inc., a corporation organized under the laws of the State of Delaware.
     “Note” has the meaning specified in the Credit Agreement
     “Obligations” has the meaning specified in the Credit Agreement.
     “Other Guarantor” means the Other Initial Guarantors and, if it shall become a party as a guarantor to an Other Guaranty Agreement, an Approved Guarantor.

     “Other Guaranty Agreement” means an agreement of Guarantee to which an Other Guarantor is party as guarantor; provided that each Other Guaranty Agreement entered into by an Approved Guarantor (a) shall contain operative guaranty provisions and appurtenant definitions substantially identical with (and in the case of said operative provisions numbered identically with) those of Article II of this Agreement and appurtenant definitions (except that (1) the “Stated Percentage” of the Approved Guarantor thereunder shall be a percentage which, when added to the Stated Percentage of the Guarantor hereunder and the “Stated Percentage” of each Other Guarantor under its respective Other Guaranty Agreement (in each case giving effect to the contemporaneous reduction thereof as herein and therein provided) total 100%, and (2) said agreement shall contain appropriate modifications of Section 2.01(b) thereof), (b) shall contain representations and warranties and financial covenants and appurtenant definitions substantially identical with those contained in its senior unsecured credit facility, and (c) shall be in all respects in form, scope and substance reasonably satisfactory to the Administrative Agent.
     “Other Initial Guarantor” means each of Keyspan and DTE.
     “PBGC” has the meaning specified in the Credit Agreement.
     “Person” has the meaning specified in the Credit Agreement.
     “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Guarantor or any member of its ERISA Group is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Principal Office” has the meaning specified in the Credit Agreement.
     “Required Lenders” has the meaning specified in the Credit Agreement.
     “Requirement of Law” has the meaning specified in the Credit Agreement.
     “Responsible Officer” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Controller or Treasurer of the Guarantor.
     “SEC” has the meaning specified in the Credit Agreement.
     “SEC Reports” has the meaning specified in Section 3.06.
     “Stated Percentage” means, with respect to the Guarantor, the percentage as in effect on the date hereof corresponding to its direct or indirect membership interest in Millennium, as the same may be reduced solely as provided in Section 2.01(c).
     “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, references in this Agreement to a “Subsidiary” or the “Subsidiaries” refer to a Subsidiary or the Subsidiaries of the Guarantor.
     “Taxes” has the meaning specified in the Credit Agreement.
     “Transactions” has the meaning specified in the Credit Agreement.
     “Transfer” has the meaning specified in Section 2.01(c).
     “United States” and “U.S.” each means United States of America.
     “Withdrawal Liability” has the meaning specified in the Credit Agreement.
     Section 1.02 Accounting Terms; Changes in GAAP. All accounting and financial terms used herein and not otherwise defined herein shall be determined in accordance with GAAP applied by the Guarantor on a consistent basis, except to the extent that a deviation therefrom is expressly stated.
     Section 1.03 Interpretation. In this Agreement, unless a clear contrary intention appears:
          (i) the singular number includes the plural number and vice versa;
          (ii) reference to any gender includes each other gender;
          (iii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
          (iv) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;
          (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified, or extended, renewed, refunded, substituted or replaced, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note or Indebtedness or other indebtedness includes any note or indebtedness issued pursuant hereto in extension or renewal or refunding thereof or in substitution or replacement therefor;

          (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;
          (vii) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;
          (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word “from” means “from and including” and the word “to” means “to but excluding”;
          (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and
          (x) the words “asset” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties.
ARTICLE II.
PERCENTAGE GUARANTY
     Section 2.01 Percentage Guaranty by Guarantor.
          (a) Percentage Guaranty. In consideration of, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the Loans and each Issuing Bank to issue Letters of Credit thereunder, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise (disregarding for this purpose any requirement of the Credit Agreement that notice be given and/or a grace period elapse before the nonpayment thereof by Millennium shall constitute an event of default thereunder), of the Obligations of Millennium, now or hereafter existing under the Credit Agreement, the other Loan Documents and any Hedging Agreements relating to such Obligations the counterparty to which is a Lender or an Affiliate of a Lender, in each case, to which Millennium is a party, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to Millennium under any chapter of Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”)), fees, commissions, expenses (including reasonable attorneys’ fees and expenses) or otherwise (all such Obligations being the “Guaranteed Obligations”); provided, however, that the Guarantor’s liability under its guaranty set forth above shall in no event exceed an amount equal to its Stated Percentage of the Guaranteed Obligations or, with respect to any Defaulted Payment or Accelerated Amount, the amounts determined under paragraphs (d), (e) and (f) below (it being understood, however, that, in the manner and to the extent provided in the following Section 2.02, the Guarantor may, in its sole discretion and being under no obligation to do so, elect to assume all or a portion of the obligations under one or more Other Guaranty Agreements, and thus become obligated to pay Guaranteed Obligations in excess of an amount equal to its Stated Percentage thereof). The guaranty set forth in this Section 2.01 is a guaranty of payment and not a guaranty of collection, and the obligations of the Guarantor in respect thereof shall not in any way be dependent upon or affected by any payment, or failure of payment, by an Other Guarantor of any amount owing by such Other Guarantor under its Other Guaranty Agreement (or any other Loan Document) or conditioned upon any attempt to collect from Millennium or any other Guarantor or any other action, event, occurrence or circumstance whatsoever. The Guarantor also agrees to pay any and all reasonable expenses incurred by each Lender and the Administrative Agent in enforcing this Agreement against the Guarantor.
          (b) Guarantor’s Initial Stated Percentage. On and as of the Execution Date and thereafter, unless and until reduced as provided in Section 2.01(c), the Guarantor’s Stated Percentage is 47.5%, which, on the date hereof, equals its percentage ownership of the member interests of Millennium directly or indirectly owned by it. On and as of the Execution Date, each of the Other Initial Guarantors are party to an Other Guaranty Agreement, and each Other Initial Guarantor has a “Stated Percentage”, under and as defined in its respective Other Guaranty Agreement (unless and until reduced as provided in Section 2.01(c) thereof), in the aggregate equal to 52.5%, which is, on the date hereof, equal to such Other Initial Guarantors’ percentage ownership of the member interests in Millennium.
          (c) Additional Other Guaranty; Reduction of Guarantor’s Stated Percentage. If, in connection with the sale, transfer or other disposition of all or a portion of the member interests in Millennium, directly or indirectly owned by it, including as a result of the admission of a new member to Millennium (a “Transfer”), the Guarantor desires to reduce its Stated Percentage commensurate with the amount of ownership interest so transferred, then the Guarantor shall notify the Administrative Agent of its intent to make such Transfer and shall provide such information as the Administrative Agent may reasonably request in connection with such proposed Transfer, including the name of the proposed transferee, the name of the proposed guarantor, the percentage ownership interest being transferred and the date of the proposed Transfer. Unless such Transfer is to a Person who is directly or indirectly controlled by an Approved Guarantor, the Administrative Agent shall, as soon as practical after receipt of such information, seek a vote of the Lenders to determine if such proposed guarantor shall become an Approved Guarantor. Upon the execution and delivery by any Approved Guarantor of an Other Guaranty Agreement wherein it shall have guaranteed, pursuant to such Other Guaranty Agreement, a percentage of the Obligations like unto the percentage of the member interests in Millennium directly or indirectly acquired by it or directly or indirectly granted to it in connection with such Transfer, the Stated Percentage of the Guarantor under this Agreement shall be automatically reduced (without the need for amendment or further action on the part of the Guarantor) by the amount of the “Stated Percentage” set forth in such Other Guaranty Agreement of such Approved Guarantor arising from the Transfer.
          (d) Manner and Effect of Payments. Except as provided in Section 2.01(e) or (f) below, in the event that at any time or from time to time, one or more Guaranteed Obligations shall not be paid in full by Millennium when due as contemplated by Section 2.01(a) (each, a “Defaulted Payment”), the Guarantor shall, not later than the fifth (5th) Business Day following written notice from the Administrative Agent (specifying (1) each such Defaulted Payment, the due date thereof and the amount thereof not paid by Millennium and the Guarantor’s share thereof, (2) the obligee to which each such Defaulted Payment is payable, and (3) an account in a bank or trust company in the United States to which payment shall be remitted to or for the account of each such obligee) pay to the obligee of such Defaulted Payment (or to the

Administrative Agent for its account, if the Credit Agreement shall so provide with respect to the Guaranteed Obligation constituting such Defaulted Payment), by wire transfer of funds, immediately available at the place of payment, to the account specified in the Administrative Agent’s notice, an amount equal to the sum of (A) the product of (x) the amount of such Defaulted Payment so specified which has not been so paid by Millennium, multiplied by (y) a decimal fraction equal to the Guarantor’s then Stated Percentage, plus, (B) to the extent owed under the Credit Agreement and without duplication as to amounts included in the Defaulted Payment, an amount equal to interest on the amount specified in the preceding clause (A) at the Default Rate from the date on which such Defaulted Payment was due to the date of such payment by the Guarantor. Each payment by the Guarantor pursuant to this Section 2.01 shall be accompanied by a written notice which shall advise the payee that such payment is a payment in respect of the Guarantor’s obligations under this Section 2.01, shall specify the Defaulted Payment(s) in respect of which such payment is being paid and refer specifically to the Administrative Agent’s notice in connection therewith. If each of the Guarantor and the Other Guarantors shall pay in full the amount required to be paid by it in respect of a Defaulted Payment under this Section 2.01 or Section 2.01 of the applicable Other Guaranty Agreement, as the case may be, within the time herein and therein provided (or, if paid within the time period permitted for the assumption of such obligation in accordance with Section 2.02 or Section 2.02 of the applicable Other Guaranty Agreement, as the case may be), then as provided in Section 7.01 of the Credit Agreement any default or event of default arising under the Credit Agreement solely by reason of Millennium’s failure to make timely payment in full of such Defaulted Payment (or, in the case of a defaulting Other Guarantor whose obligations have been assumed and paid in accordance with Section 2.02, the Event of Default arising under the Other Guaranty of the defaulting Other Guarantor) shall be deemed cured and waived, and the Administrative Agent shall send written notice thereof to Millennium, the Lenders, the Guarantor and each Other Guarantor (but such cure and waiver shall not extend to any other Defaulted Payment as to which the Guarantor and each Other Guarantor shall not have fully complied with this Section 2.01 and, if applicable, Section 2.02 or Section 2.01 and, if applicable, Section 2.02 of the applicable Other Guaranty Agreement, as the case may be); provided, however, that no such cure or waiver shall be deemed to have occurred for purposes of exercise of the subrogation rights of the Guarantor under Section 2.04 hereof or of an Other Guarantor under Section 2.04 of its Other Guaranty Agreement, as the case may be, unless the Guarantor or Other Guarantors making payment shall have (i) paid in full all obligations of Millennium and the commitments under the Credit Agreement have been terminated or (ii) irrevocably assumed the obligations of the defaulting Other Guarantor pursuant to Section 2.02 or Section 2.02 of the applicable Other Guaranty Agreement, as the case may be.
          (e) Acceleration of Guaranteed Obligations due to Default or Event of Default under the Credit Agreement. Notwithstanding Section 2.01(d), if at any time, (1) any default or event of default arising under Section 7.01 of the Credit Agreement shall have occurred and be continuing (other than pursuant to clause (k) thereof) and (2) the maturity of all Obligations shall have been accelerated as provided in Section 7.01 of the Credit Agreement (such amount, an “Accelerated Amount”), then the Guarantor, not later than the tenth (10th) Business Day following such acceleration (taking into account the five (5) Business Days afforded under Section 2.01(d) above) shall make payment to the Administrative Agent, by wire transfer of funds, immediately available at the account specified by the Administrative Agent, an amount equal to the sum of (A) the product of (x) the amount of such Accelerated Amount, multiplied by (y) a decimal fraction equal to the Guarantor’s then Stated Percentage, plus, (B) to the extent owed under the Credit Agreement and without duplication as to amounts included in the Accelerated Amount, an amount equal to interest on the amount specified in the preceding clause (A) at the Default Rate from the date on which such Accelerated Amount was due to the date of such payment by the Guarantor.
          (f) Acceleration of Guaranteed Obligations due to Other Guarantor Event of Default. Notwithstanding Section 2.01(d), if at any time (1) any default or event of default arising under Section 7.01(k) of the Credit Agreement shall have occurred and be continuing (other than pursuant to this Agreement), (2) the maturity of all Obligations shall have been accelerated as provided in Section 7.01 of the Credit Agreement (such amount, an “Accelerated Amount”), and (3) the Guarantor shall not be in breach or default of any of its obligations under this Agreement, then the Guarantor, not later than the thirtieth (30th) day following such acceleration (taking into account the five (5) Business Days afforded under Section 2.01(d) above) shall make payment to the Administrative Agent, by wire transfer of funds, immediately available at the account specified by the Administrative Agent, an amount equal to the sum of (A) the product of (x) the amount of such Accelerated Amount, multiplied by (y) a decimal fraction equal to the Guarantor’s then Stated Percentage, plus, (B) to the extent owed under the Credit Agreement and without duplication as to amounts included in the Accelerated Amount, an amount equal to interest on the amount specified in the preceding clause (A) at the Default Rate from the date on which such Accelerated Amount was due to the date of such payment by the Guarantor.
          (g) No Application of Other Payments. No payments (1) made by the Guarantor at any time or from time to time in respect of the Guaranteed Obligations by reason of its assumption of the obligations of an Other Guarantor under its Other Guaranty Agreement under the following Section 2.02, or (2) made by an Other Guarantor at any time or from time to time in respect of the Guaranteed Obligations by way of its payment, in whole or part, of a “Defaulted Payment” (under and as defined in Section 2.01(d) of its Other Guaranty Agreement), shall be credited to, reduce or in any way diminish obligations of the Guarantor in respect of its Stated Percentage of the Guaranteed Obligations under this Section 2.01.
     Section 2.02 Guarantor’s Option to Assume Obligations of Other Guarantor(s). If at any time or from time to time (1) a default or event of default under Section 7.01 of the Credit Agreement shall have occurred and be continuing by reason of any action of, failure to act by, or other event, circumstance or condition pertaining to, an Other Guarantor (including a failure of such Other Guarantor to make any payment required to be made by it under Section 2.01 of its Other Guaranty Agreement), (2) the maturity of all Obligations shall not at the time have been accelerated as provided in Section 7.01 of the Credit Agreement, and (3) the Guarantor shall have timely paid in full all amounts required to be paid by it under Section 2.01 above and shall not otherwise be in breach or default of any of its obligations under this Agreement, then the Administrative Agent shall promptly send written notice thereof to the Guarantor and the non-defaulting Other Guarantors, if any. In such event the Guarantor and the non-defaulting Other Guarantors, if any, shall have the option, by one or more instruments in writing reasonably satisfactory in form, scope and substance to the Administrative Agent (an executed copy of which shall be delivered to the Administrative Agent within fifteen (15) Business Days of its original notice of such default), to assume liability under and in respect of such defaulting Other

Guarantor’s obligations under and in respect of Section 2.01 of such Other Guarantor’s Other Guaranty Agreement. Such assumption shall be (and be stated in such written instrument to be) irrevocable, and the Guarantor’s liability as so assumed shall be joint and several with that of such defaulting Other Guarantor. Without limiting the generality of the foregoing, in the event of such assumption, the Guarantor and the assuming Other Guarantors, if any, shall be liable to make any payment for which such defaulting Other Guarantor is liable at the time of such assumption, or for which it becomes liable thereafter, under Section 2.01 of such defaulting Other Guarantor’s Other Guaranty Agreement. If the Guarantor, either alone or together with the other non-defaulting Other Guarantors, if any, shall timely assume the obligations of a defaulting Other Guarantor in accordance with the terms of this Section 2.02, and shall have paid in full to the obligee(s) thereof all payments for which such defaulting Other Guarantor was liable at the time of such assumption, then for purposes of Section 7.01 of the Credit Agreement any default or event of default arising under the Credit Agreement solely by reason of such action of, failure to act by, or other event, circumstance or condition pertaining to, such defaulting Other Guarantor shall be deemed cured, and the Administrative Agent shall send written notice thereof to Millennium, the Lenders, the Guarantor and the Other Guarantors; provided, however, that no such cure shall be deemed to have occurred for purposes of exercise of subrogation rights by the Guarantor under Section 2.04 hereof, or by a non-defaulting Other Guarantor under Section 2.04 of its Other Guaranty Agreement, unless the Guarantor or Other Guarantors making payment shall have (i) paid in full all obligations of Millennium and the commitments under the Credit Agreement have been terminated or (ii) irrevocably assumed the obligations of the defaulting Other Guarantor pursuant to Section 2.02 or Section 2.02 of the applicable Other Guaranty Agreement, as the case may be.
     Section 2.03 Unconditional and Continuing Guaranty.
          (a) Guaranty Unconditional. The Guarantor guarantees (to the extent of its Stated Percentage or any greater amount assumed in accordance with Section 2.02) that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents. The Guarantor agrees that the Guaranteed Obligations and Loan Documents may be extended or renewed, and indebtedness thereunder repaid and reborrowed in whole or in part, without notice to or assent by the Guarantor, and that it will remain bound upon its guaranty contained in, and the other provisions of, this Agreement notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or such Loan Documents, or any repayment and reborrowing of Loans. Except as otherwise expressly provided in this Agreement or any other Loan Document to which the Guarantor is a party, the obligations of the Guarantor under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any and all circumstances whatsoever, including:
          (1) any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations, or of this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among the Guarantor, any Other Guarantor, Millennium, the Administrative Agent and/or the Lenders, or any other Person, pertaining to the Guaranteed Obligations;

          (2) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to the Guarantor, any Other Guarantor, Millennium, or any other Person liable on the Guaranteed Obligations;
          (3) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Guarantor, any Other Guarantor, Millennium or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Guarantor, any Other Guarantor, Millennium or any sale, lease or transfer of any or all of the assets of the Guarantor, any Other Guarantor, or Millennium, or any changes in the owners of the equity of the Guarantor, any Other Guarantor, Millennium, or any reorganization of the Guarantor, any Other Guarantor, or Millennium;
          (4) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that (A) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (B) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (D) the Guaranteed Obligations or any part thereof violate applicable usury laws, (E) the Guarantor, any Other Guarantor, or Millennium has valid defenses, claims and offsets (whether at law or in equity, by agreement or by statute) which render the Guaranteed Obligations wholly or partially uncollectible from the Guarantor, any Other Guarantor, or Millennium, (F) the creation, performance or repayment of the Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to the Guaranteed Obligations, has been forged or otherwise is irregular or not genuine or authentic;
          (5) any full or partial release of the liability of the Guarantor, any Other Guarantor, or Millennium on the Guaranteed Obligations or any part thereof, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof; it being recognized, acknowledged and agreed by the Guarantor that the Guarantor may be required to pay an amount equal to its Stated Percentage of, and as herein provided may elect or obligate itself, but will not be required, to pay a greater percentage of, the Guaranteed Obligations without assistance or support of any other Person, and the Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that any other Person (other than the Other Guarantors) will be liable to perform the Guaranteed Obligations, or that the Administrative Agent or any Lender will look to any other Person (other than the Other Guarantors) to perform the Guaranteed Obligations;

          (6) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;
          (7) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;
          (8) the failure of the Administrative Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;
          (9) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any collateral for the Guaranteed Obligations;
          (10) any payment by Millennium or the Guarantor or any Other Guarantor to the Administrative Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any other reason either the Administrative Agent or any Lender is required to refund such payment or pay such amount to Millennium or any other Person; or
          (11) any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Guaranteed Obligations, or any security and collateral therefor, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay its Stated Percentage of the Guaranteed Obligations pursuant to the terms hereof;
it being the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay an amount equal to its Stated Percentage of the Guaranteed Obligations (or any greater amount assumed in accordance with Section 2.02) when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein (including any circumstance whatsoever that might otherwise constitute a legal or equitable discharge of a surety or guarantor, including by reason of any future judicial decisions or legislations of any jurisdiction), except for the indefeasible full and final payment and satisfaction of the Guaranteed Obligations after the termination of the Commitments of all Lenders and the expiration or termination of all Letters of Credit.
          (b) Acceleration. The Guarantor further agrees that, to the fullest extent permitted by law, as between the Guarantor and the Other Guarantors, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (i) the maturity of the Guaranteed

Obligations may be accelerated as provided in the Credit Agreement for the purposes of this Agreement and each Other Guaranty Agreement, notwithstanding any stay, injunction or other prohibition preventing such acceleration of the Guaranteed Obligations, and (ii) in the event of any acceleration of the Guaranteed Obligations as provided in the Credit Agreement, the Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor and the Other Guarantors, in each case to the extent of its respective Stated Percentage thereof under and as defined herein or in the applicable Other Guaranty Agreement, as the case may be, for the purpose of this Agreement and such Other Guaranty Agreement.
     Section 2.04 Subrogation. If a Guarantor shall make any payment to any obligee pursuant to Section 2.01 or 2.02, as the case may be, it shall (to the extent of the payment(s) so made) be subrogated to such obligee’s rights against Millennium and/or each defaulting Other Guarantor, as the case may be; provided, however, that the Guarantor’s rights of subrogation against Millennium and, unless all of the Obligations of such defaulting Other Guarantor have been irrevocably assumed by an Approved Guarantor, the defaulting Other Guarantors shall be subject and subordinate to, and the Guarantor agrees that it shall take no action to exercise such rights until, in the case of action against Millennium, the prior indefeasible payment in full to the respective obligee or obligees thereof of all principal, interest and letter of credit enforcement costs under the Credit Agreement and the other Loan Documents, whether due and payable, and, in the case of a defaulting Other Guarantor, the prior indefeasible payment in full to the respective obligee or obligees thereof of its ratable share of all principal, interest and letter of credit enforcement costs under the Credit Agreement and the other Loan Documents from such Other Guarantor, whether due and payable, all other amounts due and payable from such Other Guarantor and the cancellation of the commitments under the Credit Agreement.
     Section 2.05 Excess Recovery. If at any time or from time to time (i) the Guarantor shall have made any payment in respect of a Defaulted Payment as provided in Section 2.01 or Section 2.02, and (ii) the obligee that is the payee of such payment(s) shall have received any other payment in respect of such Defaulted Payment from Millennium or any other party or parties, and (iii) as a result thereof, such obligee has received payments in respect of the Defaulted Payment aggregating more than 100% of the amount thereof, and the payments so received are indefeasible, the Guarantor shall be entitled to a refund from the payee equal to the Guarantor’s Share of such excess. For purposes of the foregoing sentence:
          (a) if each of the Guarantor and the Other Guarantors shall have fully honored its obligation in respect of the Defaulted Payment as set forth in Section 2.01 of this Agreement or Section 2.01 of the applicable Other Guaranty Agreement, as the case may be, the “Guarantor’s Share” of such excess shall be the Guarantor’s Stated Percentage thereof; or
          (b) if any of the Guarantor and the Other Guarantors shall not have fully honored its obligation in respect of the Defaulted Payment as set forth in Section 2.01 of this Agreement or Section 2.01 of the applicable Other Guaranty Agreement, as the case may be, the “Guarantor’s Share” of such excess shall be determined by multiplying the amount of such excess by a fraction of which the numerator is the aggregate of all payments made by the Guarantor in respect of Defaulted Payments under this Agreement, and the denominator is the aggregate of the payments made by the Guarantor and the Other Guarantors in respect of Defaulted Payments under this Agreement and the Other Guaranty Agreements.
     Section 2.06 Effect of Debtor Relief Laws. If after receipt of any payment of all or any part of the Guaranteed Obligations by Millennium or by the Guarantor, the Administrative Agent, an Issuing Bank or any Lender is for any reason compelled to surrender, or voluntarily surrenders, such payment to any Person (a) because such payment is or may be voided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, an Issuing Bank, any Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Administrative Agent, an Issuing Bank or any Lender with any such claimant (including Millennium), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment had not been received, notwithstanding any revocation thereof or the cancellation of any instrument evidencing any of the Guaranteed Obligations or otherwise; and the Guarantor shall be liable to pay the Administrative Agent, each Issuing Bank and the Lenders, and hereby does indemnify the Administrative Agent, each Issuing Bank and the Lenders and holds them harmless, for the Guarantor’s Stated Percentage of the amount of such payment so surrendered (or, if such surrendered payment relates solely to amounts from the Guarantor, the amount so surrendered) and the Guarantor’s Stated Percentage of all (or, if such surrendered payment relates solely to amounts received from the Guarantor, all) reasonable expenses (including reasonable attorneys’ fees, court costs and expenses attributable thereto) incurred by the Administrative Agent, an Issuing Bank or any Lender in the defense of any claim made against it that any payment received by the Administrative Agent, an Issuing Bank or any Lender in respect of all or part of the Guaranteed Obligations must be surrendered, other than any claim that has been found in a final nonappealable ruling by a court of competent jurisdiction to have arisen from the gross negligence or intentional misconduct of such Administrative Agent’s, Issuing Bank’s or Lender’s obligations under any Loan Document. The provisions of this Section 2.06 shall survive the termination of this Agreement, and any satisfaction and discharge of Millennium by virtue of any payment, court order or any Federal or state law.
     Section 2.07 Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and, except as expressly herein provided, any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent, an Issuing Bank or any Lender institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Administrative Agent, an Issuing Bank or any Lender exhaust any right or take any action against Millennium, any Other Guarantor or any other Person or any collateral (it being the intention of the Administrative Agent, the Lenders and the Guarantor that the guaranty contained in this Agreement is to be a guaranty of payment and not of collection). It shall not be necessary for the Administrative Agent, an Issuing Bank or any Lender, in order to enforce any payment by the Guarantor hereunder, to institute suit or exhaust its rights and remedies against Millennium, any Other Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof.

The Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of New York or any other state in which it may be located.
     Section 2.08 Full Force and Effect. This Agreement and the guaranty set forth herein constitute a continuing guaranty and shall remain in full force and effect until all of the Guaranteed Obligations under this Agreement and the other Loan Documents to which Millennium is a party and all other amounts payable under this Agreement have been paid in full (after the termination of the Commitments of the Lenders and the termination or expiration of all outstanding Letters of Credit). All rights, remedies and powers provided in this Agreement may be exercised, and all waivers contained in this Agreement may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     The Guarantor makes the following representations and warranties to the Administrative Agent and the Lenders:
     Section 3.01 Organization and Qualification. The Guarantor (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation, organization or formation, (b) has all requisite corporate, partnership, limited liability company or other power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (c) is duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, individually or together with all such other failures of the Guarantor and its Subsidiaries, have a Material Adverse Effect.
     Section 3.02 Authorization, Validity, Etc. The Guarantor has all requisite corporate and other power and authority to execute and deliver, and to incur and perform its obligations under this Agreement and under the other Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its behalf. This Agreement has been duly and validly executed and delivered by or on behalf of the Guarantor and constitutes a valid and legally binding agreement of the Guarantor enforceable against the Guarantor in accordance with the respective terms thereof, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general principles of equity (including principles of good faith, reasonableness, materiality and fair dealing) which may, among other things, limit the right to obtain equitable remedies (regardless of whether considered in a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification for violation of applicable securities laws, limitations thereon arising as a matter of law or public policy.
     Section 3.03 Governmental Consents, Etc. No authorization, consent, approval, license or exemption of or registration, declaration or filing with any Governmental Authority, is necessary for the valid execution and delivery of, or the incurrence and performance by the

Guarantor of its obligations under, this Agreement and any other Loan Document to which it is a party, except those that have been obtained and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Execution Date.
     Section 3.04 No Breach or Violation of Agreements or Restrictions, Etc. Neither the execution and delivery of, nor the incurrence and performance by the Guarantor of its obligations under, this Agreement and the other Loan Documents to which it is a party, will (a) breach or violate any applicable Requirement of Law, (b) result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets (other than Liens created or contemplated by this Agreement) pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which it or any of its Subsidiaries is party or by which any of its properties or assets, or those of any of its Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b) that neither individually nor in the aggregate could reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the organic documents of the Guarantor.
     Section 3.05 Properties. The Guarantor has good title to, or valid leasehold or other interests in, all its real and personal property material to its business, except for Liens permitted under Section 6.01(a) of the Guarantor’s Credit Agreement, and except for such defects which could not, in each case, reasonably be expected to result in a Material Adverse Effect.
     Section 3.06 Litigation and Environmental Matters. There is no action, suit or proceeding (including those under Environmental Laws) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of the Subsidiaries (i) which could reasonably be expected to result in a Material Adverse Effect other than those disclosed in the annual, quarterly and current reports filed by the Guarantor with the SEC pursuant to the Exchange Act (the “SEC Reports”) prior to the date hereof or (ii) that involves this Agreement or the Transactions.
     Section 3.07 Financial Statements. (a) (i) The consolidated balance sheet of the Guarantor as at December 31, 2006 and the related consolidated statements of income and cash flows of the Guarantor for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche LLP, and (ii) the consolidated balance sheet of the Guarantor as at June 30, 2007 and the related consolidated statements of income and cash flows of the Guarantor for the fiscal quarter ended on said date, in each case, fairly present, in conformity with GAAP (subject to normal year-end adjustments with respect to the financial statements at and for the period ending June 30, 2007), the consolidated financial position of the Guarantor as of such date and its consolidated results of operations and cash flows for such period or fiscal year, as the case may be.
          (b) Since December 31, 2006, there has been no material adverse change in the business, assets, liabilities or financial condition of the Guarantor and its Subsidiaries, taken as a whole, other than as disclosed in the SEC Reports prior to the date hereof.
     Section 3.08 Disclosure. All information heretofore furnished by the Guarantor to the Administrative Agent or any Lender, taken as a whole, for purposes of or in connection with this

Agreement or any of the Transactions is, and all such information hereafter furnished by the Guarantor to the Administrative Agent or any Lender, taken as a whole, will be, true and accurate in all material respects on the date as of which such information is stated or certified. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Guarantor to the Administrative Agent or any Lender in connection with the syndication of the Credit Agreement or the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Section 3.09 Investment Company Act. The Guarantor is not, nor is regulated as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
     Section 3.10 ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, which waiver, failure or liability could reasonably be expected to result in a Material Adverse Effect.
     Section 3.11 Tax Returns and Payments. The Guarantor has caused to be filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for taxes being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been created on the books of the Guarantor and where the failure to pay such taxes would not have a Material Adverse Effect.
     Section 3.12 Compliance with Laws and Agreements. The Guarantor is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
     Section 3.13 Foreign Assets Control Regulations, etc. The Guarantor (i) is not, and will not become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order and (ii) does not, and will not, knowingly, after or upon due investigation, engage in any dealings or transactions, and is not, and will not be otherwise, associated with any such Person in violation of the regulations implemented and enforced by the Office of Foreign Assets Control. The Guarantor is in compliance in all material respects with the Bank Secrecy Act, as amended by the USA Patriot Act, to the extent applicable.
ARTICLE IV.
AFFIRMATIVE COVENANTS
     Until the Guaranteed Obligations are indefeasibly paid in full after the Commitments have expired or been terminated, the Guarantor covenants and agrees with the Administrative Agent, for the benefit of the Lenders, that it will comply with each affirmative covenant set forth in Article V of the Guarantor’s Credit Agreement (giving effect to any amendment, restatement, replacement or waiver in respect thereof made in accordance with the terms and conditions thereof; provided that if such Guarantor’s Credit Agreement is terminated without being refinanced or replaced, such affirmative covenants will remain incorporated in their final form (excluding any amendment or waiver made in connection with the termination of such Guarantor’s Credit Agreement) until such time as a new replacement credit agreement, if any, is entered into by the Guarantor). The Guarantor hereby covenants and agrees to deliver to the Administrative Agent copies of all notices as and when required to be delivered to the applicable agent under Section 5.01(h) of the Guarantor’s Credit Agreement; provided that any documents which are required to be delivered pursuant to such Section may be delivered electronically and shall be deemed to be delivered if delivered or posted on the Guarantor’s IntraLinks, or other relevant, website, to which the Administrative Agent has access; provided that the Administrative Agent has been given notice of each such posting.
ARTICLE V.
NEGATIVE COVENANTS
     Until the Guaranteed Obligations are indefeasibly paid in full after the Commitments have expired or been terminated, the Guarantor covenants and agrees with the Administrative Agent, for the benefit of the Lenders, that it will comply with each negative covenant set forth in Article VI of the Guarantor’s Credit Agreement (giving effect to any amendment, restatement, replacement or waiver in respect thereof made in accordance with the terms and conditions thereof; provided that if such Guarantor’s Credit Agreement is terminated without being refinanced or replaced, such negative covenants will remain incorporated in their final form (excluding any amendment or waiver made in connection with the termination of such Guarantor’s Credit Agreement) until such time as a new replacement credit agreement, if any, is entered into by the Guarantor).
ARTICLE VI.
EVENTS OF DEFAULT
     If any of the following events (each an “Event of Default”) shall occur and be continuing:
          (a) an “Event of Default” under and as defined in Article VII of the Guarantor’s Credit Agreement (giving effect to any amendment, restatement, replacement or waiver in respect thereof made in accordance with the terms and conditions thereof; provided that if such Guarantor’s Credit Agreement is terminated without being refinanced or replaced, such events of default will remain incorporated in their final form (excluding any amendment or waiver made in connection with the termination of such Guarantor’s Credit Agreement) until such time as a new replacement credit agreement, if any, is entered into by the Guarantor);
          (b) the Guarantor shall fail to perform or observe its payment obligations pursuant to Article II hereof within the applicable time period specified therein; or
          (c) the Guarantor shall fail to perform or observe its obligations hereunder (other than payment obligations) or any other Loan Document to which it is a party within the time period specified herein and such failure shall continue for a period of 30 days after notice from the Administrative Agent, then, in any such event, and at any time thereafter, the Administrative Agent, may, and upon the written request of the Required Lenders shall, by written notice (including notice sent by telecopy) to the Guarantor take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or other beneficiary of any of the Guaranteed Obligations to enforce its claims against the Guarantor: (i) declare the principal of and any accrued interest in respect of the Guaranteed Obligations owing under the Credit Agreement to be, whereupon the same shall become, forthwith due and payable hereunder without presentment, demand, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived; and (ii) exercise any rights or remedies under the Loan Documents.
ARTICLE VII.
MISCELLANEOUS
Section 7.01 Notices, Etc.
          (a) Except with respect to notices and other communications expressly permitted to be given by telephone, all notices, consents, requests, approvals, demands and other communications (collectively “Communications”) provided for herein shall be in writing (including facsimile Communications) and mailed, telecopied or delivered:
(i)	if to the Guarantor, to it at:

801 E 86th Avenue Merrillville, IN 46410 Attention: Vice President and Treasurer Telecopy No.: 219-647-5520; with a copy to:

801 E 86th Avenue Merrillville, IN 46410 Attention: Director of Corporate Finance Telecopy No.: 219-647-6103;

(ii)	if to the Administrative Agent, to it at:

10 South Dearborn, 9th Floor Mail Code IL1-0090 Chicago, IL 60603 Attention: Nancy R. Barwig Telecopy No: 312-732-1762; with a copy to:

10 South Dearborn, 9th Floor
Mail Code IL1-0874
Chicago, IL 60603
Attention: Lisa M. Tverdek
Telecopy No: 312-325-3238;

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.
          (b) The Administrative Agent or the Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Either party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other party. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
     Section 7.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, in exercising, and no course of dealing with respect to, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by Section 7.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
          (b) No provision of this Agreement may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Guarantor and the Administrative Agent as provided in Section 9.02 of the Credit Agreement.
     Section 7.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Lenders and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     Section 7.04 Survival. All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
     Section 7.05 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties hereto relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Guarantor and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other scanned electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 7.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 7.07 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Guarantor against any of and all the Guaranteed Obligations now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement but only to the extent such amounts are then due under this Agreement. Each Lender agrees promptly to notify the Guarantor and the Administrative after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff. The rights of each Lender under this Section 7.07 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     Section 7.08 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED

STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 7.01, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.
          (c) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO PLEAD OR CLAIM, AND AGREES NOT TO PLEAD OR CLAIM, THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          (d) EACH PARTY HERETO HEREBY (i) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.08.
          Section 7.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.
     Section 7.10 Confidentiality. The Administrative Agent and, by accepting the benefits of this Agreement, each of the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, directors, officers and employees and to its agents, including accountants, legal counsel and other advisors who have been informed of the confidential nature of the information provided, (b) to the extent requested by any regulatory authority, including the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio, (c) to the extent a Lender reasonably believes it is required by applicable laws or regulations or by any subpoena or similar legal process (and such Lender will provide prompt notice thereof to the Guarantor), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an understanding with such Person that such Person will comply with this Section 7.10, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Guarantor or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 7.10 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender from a source other than the Guarantor (unless such source is actually known by the individual providing the information to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information). For the purposes of this Section 7.10, “Information” means all information received from the Guarantor relating to it or its business, other than any such information that is known to a Lender, publicly known or otherwise available to the Administrative Agent, any Issuing Bank or any Lender other than through disclosure (a) by the Guarantor, or (b) from a source actually known to a Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information. Any Person required to maintain the confidentiality of Information as provided in this Section 7.10 shall be considered to have complied with its obligation to do so if such Person maintains the confidentiality of such Information in accordance with procedures adopted in good faith to protect confidential Information of third parties delivered to a lender.
     Section 7.11 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS

OF THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS”.
     Section 7.12 U.S. Patriot Act. The Administrative Agent, on behalf of each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107—56 (signed into law October 26, 2001)) (the “Patriot Act”), hereby notifies the Guarantor that pursuant to the requirements of the Patriot Act, each such Lender is required to obtain, verify, and record information that identifies the Guarantor, which information includes the name and address of the Guarantor and other information that will allow such Lender to identify the Guarantor in accordance with the Patriot Act.

     The parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

NISOURCE INC., as the Guarantor
By:	/s/ David J. Vajda
	Name:	David J. Vajda
	Title:	Vice President and Treasurer

[Signature Page to NiSource Guaranty]

JPMORGAN CHASE BANK, N.A. as the Administrative Agent
By:	/s/ Nelson Ho
	Name:	Nelson Ho
	Title:	Vice President

[Signature Page to NiSource Guaranty]